Exhibit 99.1

AMENDMENT #1 TO EMPLOYMENT AGREEMENT

This amendment references the Employment Agreement dated November 20, 2006, between ZYGO CORPORATION, a Delaware corporation with an office at Laurel Brook Road, Middlefield, Connecticut 06455 (the “Company”), and JOHN M. STACK, residing at 15 Spring Street, Chester, CT 06412 (the “Executive”).

This amendment changes the following section of the Employment Agreement to read as follows:

11. TERMINATION OF EMPLOYMENT: EFFECT OF TERMINATION

(g)   Notwithstanding any provision to the contrary contained herein, in the event that the Executive’s employment is terminated by the Company at any time for any reason other than for justifiable cause, disability or death, the Company shall (i) pay Executive’s salary (payable in such amount and in such manner as set forth in Section 3 herein) from and after the date of such termination through a period ending twelve (12) months after the date of termination, which amount shall be in lieu of any and all other payments due and owing to Executive under the terms of this Agreement (other than any payments contemplated by Sections 8(b) and 11(e), as applicable).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of September 1, 2009.

ZYGO CORPORATION

By:	/s/ J. Bruce Robinson
J. Bruce Robinson Chief
Executive Officer

EXECUTIVE:

/s/ John M. Stack
John M Stack